Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2013 Third Quarter Results

Newton, MA (November 6, 2013): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and nine months ended September 30, 2013.

Results for the Quarter Ended September 30, 2013:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended September 30, 2013 was $67.3 million, or $0.57 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended September 30, 2012 of $69.3 million, or $0.83 per share basic and diluted.  Normalized FFO excludes shareholder litigation costs and related expenses totaling $13.8 million, or $0.12 per share, for the quarter ended September 30, 2013.

Net (loss) income available for CommonWealth REIT common shareholders was ($227.5) million for the quarter ended September 30, 2013, compared to ($122,000) for the same quarter last year.  Net (loss) income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended September 30, 2013 and 2012 was ($1.92) and $0.00, respectively.  Net loss for the quarter ended September 30, 2013 includes a loss from asset impairment of $217.1 million, or $1.83 per share, and $13.8 million, or $0.12 per share, of shareholder litigation costs and related expenses.

The weighted average number of basic and diluted common shares outstanding for the quarters ended September 30, 2013 and 2012, was 118,328,439 and 83,745,315, respectively.

A reconciliation of net (loss) income attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended September 30, 2013 and 2012 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Adam Portnoy, Managing Trustee and President of CWH, made the following statement:

“During the third quarter, we continued to make significant progress in executing our business plan to reposition CWH’s portfolio into high value office properties located in central business district, or CBD, locations and away from properties located in suburban markets.  During the quarter ended September 30, 2013, approximately 64% of CWH’s cash net operating income, or Cash Basis NOI, from continuing operations came from office properties located in CBD locations.

“We have also made several changes to our financial statements and reporting this quarter, which is available in our Third Quarter 2013 Supplemental Operating and Financial Data, and in our Quarterly Report on Form 10-Q, which we expect to file later this week with the Securities and Exchange Commission, or the SEC.  Some of these changes are the result of accounting rules and some represent our continuing effort to enhance our public disclosures.  Starting this quarter, we have deconsolidated the results of operations from Select Income REIT, or SIR, from CWH’s financial statements because beginning in July 2013 we owned less than 50% of SIR.  We now account for CWH’s ownership in SIR under the equity method pursuant to GAAP accounting rules.  Also, to help investors better understand our results of operations and because SIR’s operating results are no longer consolidated into CWH’s financial statements, we have simplified our reporting into only two operating segments: CBD Properties and Suburban Properties.  We have also eliminated reporting by geographic market area and replaced it with a list of properties which individually represent one percent or more of NOI or Cash Basis NOI.  Finally, we have simplified how we count our properties so that multiple buildings located at the same location are counted as one property instead of multiple properties.  As of September 30, 2013, CWH’s continuing operations included 128 properties (235 buildings) with 38.9 million square feet.  Thirty-three of these properties (68 buildings) with 23.8 million square feet individually generated one percent or more of NOI or Cash Basis NOI and collectively generated 75% of our third quarter 2013 Cash Basis NOI from continuing operations.  As a result of these changes to our financial statements and reporting this quarter, we hope that investors may be able to better evaluate our results of operations and better understand CWH’s portfolio of properties.”

A reconciliation of NOI and Cash Basis NOI to net (loss) income determined according to GAAP for the three and nine months ended September 30, 2013 and 2012 appears later in this press release.

Results for the Nine Months Ended September 30, 2013:

Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2013 was $225.7 million, or $2.05 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2012 of $215.1 million, or $2.57 per share basic and diluted.  Normalized FFO excludes shareholder litigation costs and related expenses totaling $23.9 million, or $0.22 per share, for the nine months ended September 30, 2013.

Net (loss) income available for CommonWealth REIT common shareholders was ($205.2) million for the nine months ended September 30, 2013, compared to $12.0 million for the same period last year.  Net (loss) income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the nine months ended September 30, 2013 and 2012 was ($1.86) and $0.14, respectively.  Net loss for the nine months ended September 30, 2013 includes a loss from asset impairment of $225.6 million, or $2.04 per share, a loss on early extinguishment of debt of $60.0 million, or $0.54 per share, and shareholder litigation costs and related expenses of $23.9 million, or $0.22 per share, partially offset by a gain of $66.3 million, or $0.60 per share, from the sale of an equity investment.

The weighted average number of basic and diluted common shares outstanding for the nine months ended September 30, 2013 and 2012, was 110,352,501 and 83,731,371, respectively.

A reconciliation of net (loss) income attributable to CommonWealth REIT determined according to GAAP to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the nine months ended September 30, 2013 and 2012 appears later in this press release.

Operating Results (excluding SIR):

As of September 30, 2013, 88.6% of CWH’s total square feet from continuing operations was leased, compared to 89.0% as of June 30, 2013 and 88.4% as of September 30, 2012.

CWH entered into lease renewals for 1,201,000 square feet and new leases for 340,000 square feet during the quarter ended September 30, 2013, which had weighted average cash rental rates that were approximately 4.3% below prior rates for the same leasable space.  The weighted average lease term based on square feet for leases entered into during the third quarter of 2013 was 8.9 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended September 30, 2013 totaled approximately $46.7 million, or $3.41 per square foot per year of the lease term.

Same property occupancy for properties owned continuously since July 1, 2012 increased 0.1 percentage points from 88.4% as of September 30, 2012, to 88.5% as of September 30, 2013.  Same property Cash Basis NOI decreased by 0.8% during the third quarter of 2013.

Recent Acquisitions and Sales Activities (excluding activities of SIR):

Since January 1, 2013, CWH has not acquired or entered into any agreements to purchase properties.

In early 2013, CWH announced that it would offer for sale 40 primarily suburban office and industrial properties (94 buildings) with a combined 6,673,851 square feet.  As of today, 38 of these properties (92 buildings) with a combined 6,596,457 square feet have been sold for an aggregate sale price of $156.3 million, excluding closing costs.  In addition, CWH has the remaining two properties (two buildings) with a combined 77,394 square feet under agreement to sell for a total of $2.1 million, excluding closing costs.  CWH expects to sell these two properties before year end 2013.

During September 2013, the CWH Board of Trustees approved a plan to sell an additional 45 non-core properties (110 buildings) with a combined 8,425,548 square feet as part of its business plan to reposition CWH’s portfolio towards high quality office buildings located in central business districts and away from suburban office and industrial properties.  As of September 30, 2013, these 45 properties were reclassified to discontinued operations, and CWH recorded asset impairment charges totaling $217.1 million, primarily relating to certain of these properties.  CWH expects to sell these 45 properties by mid-year 2014.

Recent Financing Activities (excluding activities of SIR):

In October 2013, CWH prepaid at par all $99.0 million of its 5.75% unsecured senior notes due in 2014, using borrowings under its revolving credit facility.

Presentation:

As of September 30, 2013, CWH owned approximately 44.2% of the common shares of SIR, a publicly traded real estate investment trust, or REIT, that primarily owns net leased, single tenant office and industrial properties.  On July 2, 2013, SIR issued and sold to the public 10,500,000 of its common shares of beneficial interest in an underwritten public offering.  Prior to this offering, CWH’s 22,000,000 common shares of SIR represented more than 50% of SIR’s outstanding common shares and SIR’s financial position and results of operations were consolidated in CWH’s financial statements.  Beginning on July 2, 2013, CWH no longer consolidates its investment in SIR and its investment is accounted for under the equity method.  Unless the context indicates otherwise, the amounts reported in this press release include SIR’s financial position and results of operations for periods prior to July 2, 2013, when SIR was CWH’s consolidated subsidiary.

For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended September 30, 2013.

The conference call telephone number is (877) 260-8900.  Participants calling from outside the United States and Canada should dial (612) 332-1210.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 13, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 305206.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.

The transcription, recording and retransmission in any way of CWH’s third quarter conference call are strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Third Quarter 2013 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CWH is a REIT which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of CWH’s operating results and financial condition, for an explanation of CWH’s calculation of FFO and Normalized FFO and for a reconciliation of net (loss) income attributable to CommonWealth REIT to those non-GAAP amounts, and for an explanation of CWH’s calculation of NOI and Cash Basis NOI and for a reconciliation of net (loss) income to that non-GAAP amount.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  ON JUNE 21, 2013, CORVEX MANAGEMENT LP, OR CORVEX, DELIVERED A LETTER TO CWH ASSERTING THAT CWH’S BOARD OF TRUSTEES HAD BEEN REMOVED AND NO LONGER HAS AUTHORITY TO ACT FOR CWH BY REASON OF A PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION BY CORVEX, RELATED FUND MANAGEMENT, LLC AND CERTAIN OF THEIR AFFILIATES, OR TOGETHER WITH CORVEX, CORVEX/RELATED. CWH BELIEVES THIS PURPORTED SHAREHOLDERS’ CONSENT SOLICITATION HAS NO LEGAL EFFECT. THE LEGAL EFFECTIVENESS OF THE CORVEX/RELATED ACTIVITIES TO REMOVE CWH’S ENTIRE BOARD OF TRUSTEES IS CURRENTLY THE SUBJECT OF LEGAL PROCEEDINGS BEFORE AN ARBITRATION PANEL UNDER THE AUSPICES OF THE AMERICAN ARBITRATION ASSOCIATION. A DETERMINATION BY THE ARBITRATION PANEL THAT CWH’S ENTIRE BOARD OF TRUSTEES HAS BEEN REMOVED AS A RESULT OF THE CORVEX/RELATED CONSENT SOLICITATION COULD CAUSE SEVERAL ADVERSE CONSEQUENCES TO CWH’S CONTINUED OPERATIONS, INCLUDING: (I) DEFAULT OF CWH’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS PERMITTING CWH’S LENDERS TO ACCELERATE REPAYMENTS, (II) ACTIVATION OF DILUTIVE EQUITY CONVERSION RIGHTS UNDER CWH’S SERIES D CUMULATIVE CONVERTIBLE PREFERRED SHARES, (III) POSSIBLE DEFAULTS OF CERTAIN MORTGAGE DEBT OBLIGATIONS, (IV) POSSIBLE CROSS DEFAULTS OF CWH’S OTHER DEBT OBLIGATIONS INCLUDING CWH’S APPROXIMATELY $1.5 BILLION OF UNSECURED NOTES, AND (V) CWH’S FAILURE TO MEET NYSE AND SEC REQUIREMENTS TO ALLOW CWH’S SECURITIES TO CONTINUE TO BE PUBLICLY TRADED.  ON JUNE 19, 2013, CORVEX/RELATED FILED WITH THE SEC A PUBLIC STATEMENT INDICATING THAT IN THE EVENT CWH’S BOARD OF TRUSTEES IS REMOVED AS A RESULT OF THE CORVEX/RELATED CONSENT SOLICITATION, THEY WILL OFFER TO BUY 51% OF THE DEBT OUTSTANDING UNDER CWH’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS AT PAR VALUE TO PREVENT THE ACCELERATION OF SUCH LOANS.  HOWEVER, WAIVERS OF DEFAULTS UNDER CWH’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS REQUIRE THE APPROVAL OF TWO THIRDS OF CWH’S LENDERS BY AMOUNT.  CWH CANNOT GUARANTEE THAT CORVEX/RELATED WILL BE SUCCESSFUL IN BUYING ANY OF CWH’S OUTSTANDING DEBTS OR CREDIT COMMITMENTS OR IN PREVENTING THE ACCELERATION OF SUCH LOANS.  THE RESULTS OF LITIGATION AND ARBITRATION ARE DIFFICULT TO PREDICT AND CWH IS UNABLE TO PROVIDE ANY ASSURANCES REGARDING SUCH RESULTS;

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO SELL PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THE TERMS MAY CHANGE; AND

•                  THIS PRESS RELEASE STATES THAT CWH EXPECTS TO SELL IN 2013 AND 2014 THE REMAINING PROPERTIES NOT ALREADY SOLD THAT ARE CLASSIFIED AS HELD FOR SALE AS OF SEPTEMBER 30, 2013.  HOWEVER, CWH MAY BE UNABLE TO SELL SOME OR ALL OF THESE PROPERTIES IN 2013 OR 2014 OR EVER, ON TERMS CWH IS WILLING TO ACCEPT OR OTHERWISE.  ALSO, THE DETERMINATION TO SELL PROPERTIES AND ANY AGREEMENTS ENTERED INTO WITH RESPECT TO ANY OF CWH’S PROPERTIES MAY BE CHALLENGED IN THE EVENT THAT THE ARBITRATION PANEL DETERMINES THAT THE CORVEX/RELATED CONSENT SOLICITATION IS LEGALLY EFFECTIVE AND CWH’S ENTIRE BOARD OF TRUSTEES HAS BEEN REMOVED.  ACCORDINGLY, SOME OR ALL OF THE PROPERTIES CWH HAS IDENTIFIED FOR SALE MAY NOT BE SOLD OR THE SALES OF THESE PROPERTIES MAY BE DELAYED.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM CWH’S FORWARD LOOKING STATEMENTS.  CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Rental income	$201,741	$226,802	$699,207	$662,587

Expenses:
Operating expenses	94,632	92,005	287,650	265,227
Depreciation and amortization	52,150	52,353	169,930	154,623
General and administrative	25,069	12,565	61,445	34,190
Acquisition related costs	(436)	1,066	337	5,002
Total expenses	171,415	157,989	519,362	459,042

Operating income	30,326	68,813	179,845	203,545

Interest and other income	227	399	931	1,020
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of ($589), $1,001, $321 and $2,717, respectively)	(39,359)	(50,736)	(134,824)	(148,924)
Loss on early extinguishment of debt	—	(220)	(60,027)	(287)
Equity in earnings of investees	10,492	2,868	14,913	8,655
Gain on sale of equity investment	—	—	66,293	—
Income from continuing operations before income tax expense	1,686	21,124	67,131	64,009
Income tax expense	(785)	(1,322)	(2,527)	(1,906)
Income from continuing operations	901	19,802	64,604	62,103
Discontinued operations:
(Loss) income from discontinued operations	(28)	774	4,390	4,891
Loss on asset impairment from discontinued operations	(217,080)	—	(225,615)	—
Loss on early extinguishment of debt from discontinued operations	—	—	—	(1,608)
Net gain on sale of properties from discontinued operations	—	1,689	3,359	2,039
(Loss) income before gain on sale of properties	(216,207)	22,265	(153,262)	67,425
Gain on sale of properties	—	—	1,596	—
Net (loss) income	(216,207)	22,265	(151,666)	67,425
Net income attributable to noncontrolling interest in consolidated subsidiary	(108)	(4,647)	(20,093)	(10,062)
Net (loss) income attributable to CommonWealth REIT	(216,315)	17,618	(171,759)	57,363
Preferred distributions	(11,151)	(12,755)	(33,453)	(40,401)
Excess redemption price paid over carrying value of preferred shares	—	(4,985)	—	(4,985)
Net (loss) income available for CommonWealth REIT common shareholders	$(227,466)	$(122)	$(205,212)	$11,977

Amounts attributable to CommonWealth REIT common shareholders:
(Loss) income from continuing operations	$(10,358)	$(2,585)	$12,654	$6,655
(Loss) income from discontinued operations	(28)	774	4,390	4,891
Loss on asset impairment from discontinued operations	(217,080)	—	(225,615)	—
Loss on early extinguishment of debt from discontinued operations	—	—	—	(1,608)
Net gain on sale of properties from discontinued operations	—	1,689	3,359	2,039
Net (loss) income	$(227,466)	$(122)	$(205,212)	$11,977

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
Calculation of FFO:(1)
Net (loss) income attributable to CommonWealth REIT		$(216,315)	$17,618	$(171,759)	$57,363
Plus:	depreciation and amortization from continuing operations	52,150	52,353	169,930	154,623
Plus:	depreciation and amortization from discontinued operations	8,157	11,084	24,289	33,717
Plus:	loss on asset impairment from discontinued operations	217,080	—	225,615	—
Plus:	FFO from investees	14,095	5,472	18,996	16,070
Plus:	net income attributable to noncontrolling interest	108	4,647	20,093	10,062
Less:	FFO attributable to noncontrolling interest	(142)	(5,796)	(26,270)	(12,270)
Less:	gain on sale of properties	—	—	(1,596)	—
Less:	net gain on sale of properties from discontinued operations	—	(1,689)	(3,359)	(2,039)
Less:	equity in earnings of investees	(10,492)	(2,868)	(14,913)	(8,655)
FFO attributable to CommonWealth REIT		64,641	80,821	241,026	248,871
Less:	preferred distributions	(11,151)	(12,755)	(33,453)	(40,401)
FFO available for CommonWealth REIT common shareholders		$53,490	$68,066	$207,573	$208,470

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT		$64,641	$80,821	$241,026	$248,871
Plus:	acquisition related costs from continuing operations	(436)	1,066	337	5,002
Plus:	normalized FFO from investees	14,444	5,633	19,350	16,293
Plus:	loss on early extinguishment of debt from continuing operations	—	220	60,027	287
Plus:	loss on early extinguishment of debt from discontinued operations	—	—	—	1,608
Plus:	shareholder litigation costs and related expenses	13,792	—	23,917	—
Plus:	average minimum rent from direct financing lease	329	329	987	987
Plus:	FFO attributable to noncontrolling interest	142	5,796	26,270	12,270
Less:	normalized FFO attributable to noncontrolling interest	(142)	(5,968)	(26,573)	(12,641)
Less:	FFO from investees	(14,095)	(5,472)	(18,996)	(16,070)
Less:	interest earned from direct financing lease	(272)	(353)	(877)	(1,119)
Less:	gain on sale of equity investment	—	—	(66,293)	—
Normalized FFO attributable to CommonWealth REIT		78,403	82,072	259,175	255,488
Less:	preferred distributions	(11,151)	(12,755)	(33,453)	(40,401)
Normalized FFO available for CommonWealth REIT common shareholders		$67,252	$69,317	$225,722	$215,087

Weighted average common shares outstanding — basic and diluted(2)		118,328	83,745	110,353	83,731

Per common share:
(Loss) income from continuing operations attributable to CommonWealth REIT common shareholders — basic and diluted		$(0.09)	$(0.03)	$0.11	$0.08
(Loss) income from discontinued operations attributable to CommonWealth REIT common shareholders — basic and diluted		$(1.83)	$0.03	$(1.97)	$0.06
Net (loss) income available for CommonWealth REIT common shareholders — basic and diluted		$(1.92)	$—	$(1.86)	$0.14
FFO available for CommonWealth REIT common shareholders — basic and diluted		$0.45	$0.81	$1.88	$2.49
Normalized FFO available for CommonWealth REIT common shareholders — basic and diluted		$0.57	$0.83	$2.05	$2.57

CommonWealth REIT

Condensed Consolidated Statements of Operations, Funds from Operations and

Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)      CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on real estate asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, equity in earnings from investees and FFO attributable to noncontrolling interests.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because CWH excludes acquisition related costs, gain from sale of equity investment, loss on early extinguishment of debt, shareholder litigation costs and related expenses, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interests.  CWH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of CWH’s operating performance between periods and between CWH and other REITs.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to CWH’s shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in CWH’s revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance, and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  These measures should be considered in conjunction with net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive (Loss) Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH does.

(2)      Assuming no fundamental change has occurred, as of September 30, 2013, CWH’s 15,180 outstanding series D cumulative convertible preferred shares were convertible into 7,298 common shares and the effect of a conversion of CWH’s series D cumulative convertible preferred shares on income from continuing operations attributable to CommonWealth REIT common shareholders per share is anti-dilutive to income, FFO and Normalized FFO for all periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.  If the arbitration panel determines that the Corvex/Related consent solicitation is legally effective and CWH’s entire Board of Trustees has been removed, such removal would constitute a fundamental change under the 6.5% series D cumulative convertible preferred shares giving holders of such shares the option to convert these shares into common shares at a ratio based on 98% of the average closing market price for a period before such removal is effective unless CWH repurchases these shares for their par value plus accrued and unpaid distributions.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net (loss) income available for CommonWealth REIT common shareholders	$(227,466)	$(122)	$(205,212)	$11,977
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net (loss) income available for CommonWealth REIT common shareholders — diluted	$(221,299)	$6,045	$(186,711)	$30,478

FFO available for CommonWealth REIT common shareholders	$53,490	$68,066	$207,573	$208,470
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for CommonWealth REIT common shareholders — diluted	$59,657	$74,233	$226,074	$226,971

Normalized FFO available for CommonWealth REIT common shareholders	$67,252	$69,317	$225,722	$215,087
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$73,419	$75,484	$244,223	$233,588

Weighted average common shares outstanding — basic	118,328	83,745	110,353	83,731
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	125,626	91,043	117,651	91,029

CommonWealth REIT

Calculation of Property Net Operating Income (NOI) and Cash Basis NOI

(amounts in thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Calculation of NOI and Cash Basis NOI:(1)
Rental income	$201,741	$226,802	$699,207	$662,587
Operating expenses	(94,632)	(92,005)	(287,650)	(265,227)
Property net operating income (NOI)	107,109	134,797	411,557	397,360
Non cash straight line rent adjustments	(6,679)	(11,752)	(26,944)	(31,064)
Lease value amortization	2,207	2,306	7,061	6,970
Lease termination fees	(434)	(1,242)	(1,737)	(3,226)
Cash Basis NOI	$102,203	$124,109	$389,937	$370,040

Reconciliation of Cash Basis NOI to Net (Loss) Income:
Cash Basis NOI	$102,203	$124,109	$389,937	$370,040
Non cash straight line rent adjustments	6,679	11,752	26,944	31,064
Lease value amortization	(2,207)	(2,306)	(7,061)	(6,970)
Lease termination fees	434	1,242	1,737	3,226
Property NOI	107,109	134,797	411,557	397,360
Depreciation and amortization	(52,150)	(52,353)	(169,930)	(154,623)
General and administrative	(25,069)	(12,565)	(61,445)	(34,190)
Acquisition related costs	436	(1,066)	(337)	(5,002)
Operating income	30,326	68,813	179,845	203,545

Interest and other income	227	399	931	1,020
Interest expense	(39,359)	(50,736)	(134,824)	(148,924)
Loss on early extinguishment of debt	—	(220)	(60,027)	(287)
Equity in earnings of investees	10,492	2,868	14,913	8,655
Gain on sale of equity investment	—	—	66,293	—
Income from continuing operations before income tax expense	1,686	21,124	67,131	64,009
Income tax expense	(785)	(1,322)	(2,527)	(1,906)
Income from continuing operations	901	19,802	64,604	62,103
Discontinued operations:
(Loss) income from discontinued operations	(28)	774	4,390	4,891
Loss on asset impairment from discontinued operations	(217,080)	—	(225,615)	—
Loss on early extinguishment of debt from discontinued operations	—	—	—	(1,608)
Net gain on sale of properties from discontinued operations	—	1,689	3,359	2,039
(Loss) income before gain on sale of properties	(216,207)	22,265	(153,262)	67,425
Gain on sale of properties	—	—	1,596	—
Net (loss) income	$(216,207)	$22,265	$(151,666)	$67,425

(1)         CWH calculates NOI on a GAAP and cash basis as shown above.  CWH defines NOI as income from CWH’s real estate including lease termination fees received from tenants less CWH’s property operating expenses, which expenses include property marketing costs.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  CWH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees.  CWH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net (loss) income because they may help both investors and management to understand the operations of CWH’s properties.  CWH uses NOI and Cash Basis NOI internally to evaluate individual, regional and company wide property level performance, and CWH believes that NOI and Cash Basis NOI provide useful information to investors regarding CWH’s results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of CWH’s operating performance between periods and with other REITs.  The calculation of NOI and Cash Basis NOI exclude certain components of net (loss) income in order to provide results that are more closely related to CWH’s properties’ results of operations.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as alternatives to net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  These measures should be considered in conjunction with net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive (Loss) Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than CWH does.

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Real estate properties:
Land	$740,613	$1,531,416
Buildings and improvements	4,890,457	6,297,993
	5,631,070	7,829,409
Accumulated depreciation	(874,032)	(1,007,606)
	4,757,038	6,821,803
Properties held for sale	678,250	171,832
Acquired real estate leases, net	272,381	427,756
Equity investments	517,254	184,711
Cash and cash equivalents	165,990	102,219
Restricted cash	17,443	16,626
Rents receivable, net of allowance for doubtful accounts of $7,750 and $9,962, respectively	218,301	253,394
Other assets, net	195,330	211,293
Total assets	$6,821,987	$8,189,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$235,000	$297,000
SIR revolving credit facility	—	95,000
Senior unsecured debt, net	1,954,701	2,972,994
Mortgage notes payable, net	925,120	984,827
Liabilities related to properties held for sale	30,322	2,339
Accounts payable and accrued expenses	169,498	194,184
Assumed real estate lease obligations, net	38,087	69,304
Rent collected in advance	29,220	35,700
Security deposits	12,442	23,860
Due to related persons	6,564	12,958
Total liabilities	3,400,954	4,688,166

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 118,387,518 and 83,804,068 shares issued and outstanding, respectively	1,184	838
Additional paid in capital	4,213,472	3,585,400
Cumulative net income	2,215,141	2,386,900
Cumulative other comprehensive (loss) income	(26,930)	565
Cumulative common distributions	(3,052,675)	(2,972,569)
Cumulative preferred distributions	(562,820)	(529,367)
Total shareholders’ equity attributable to CommonWealth REIT	3,421,033	3,105,428
Noncontrolling interest in consolidated subsidiary	—	396,040
Total shareholders’ equity	3,421,033	3,501,468
Total liabilities and shareholders’ equity	$6,821,987	$8,189,634

(END)